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                                                                     EXHIBIT 1.1



                                 CERTIFICATE OF


                                TOM BROWN, INC.


                  AS TO PAYMENT OF ADDITIONAL REGISTRATION FEE



     Tom Brown, Inc. (the "Registrant") hereby certifies to the Securities and Exchange Commission that on October 10, 1997:



          (i) The Registrant has instructed its bank to wire transfer to the Securities and Exchange Commission the requisite filing fee of $6,931 in connection with its Registration Statement pursuant to Rule 462(b) filed on October 10, 1997;



          (ii) The Registrant will not revoke such instructions;



          (iii) The Registrant has sufficient funds in the account in which the wire transfer will originate to cover the amount of the filing fee.



     The Registrant hereby undertakes to confirm on October 13, 1997 that its bank has received such instructions.



                                          TOM BROWN, INC.



                                          By: /s/ DONALD L. EVANS

                                            ------------------------------------

                                              Donald L. Evans
                                              Chairman of the Board and Chief
                                              Executive Officer